Exhibit 3.1

FORM NO. 2

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF

COMPANY LIMITED BY SHARES

(Section 7(1) and (2))

MEMORANDUM OF ASSOCIATION

OF

Teleglobe Bermuda Holdings Ltd

(hereinafter referred to as “the Company”)

1.             The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.             We, the undersigned, namely,

NAME	ADDRESS	BERMUDIAN STATUS (Yes/No)	NATIONALITY	NUMBER OF SHARES SUBSCRIBED

D.W.P. Cooke	Clarendon House	Yes	British	One
2 Church Street
Hamilton HM 11
Bermuda

D.W.J. Astwood	“	Yes	British	One

A.R. Guilfoyle	“	No	British	One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.             The Company is to be an exempted Company as defined by the Companies Act 1981.

4.             The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding          in all, including the following parcels:-

N/A

5.             The authorised share capital of the Company is US$1,000,000 divided into shares of US$0.01 each.  The minimum subscribed share capital of the Company is US$12,000.

6.             The objects for which the Company is formed and incorporated are -

1.             to act and to perform all the functions of a holding company in all its branches and to coordinate the policy and administration of (i) any entity or entities wherever incorporated, established or carrying on business which are in any manner directly or indirectly owned or controlled by the Company or by the same entity in any manner directly or indirectly owning or controlling the Company or (ii) any group of which the Company or any such entity owned or controlled by, or under common ownership or control with, the Company is a member;

2.             packaging of goods of all kinds;

3.             buying, selling and dealing in goods of all kinds;

4.             designing and manufacturing of goods of all kinds;

5.             mining and quarrying and exploration for metals, minerals, fossil fuel and precious stones of all kinds and their preparation for sale or use;

6.             exploring for, the drilling for, the moving, transporting and refining petroleum and hydro carbon products including oil and oil products;

7.             scientific research including the improvement discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

8.             land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

9.             ships and aircraft owners, managers, operators, agents, builders and repairers;

10.          acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;

11.          travel agents, freight contractors and forwarding agents;

12.          dock owners, wharfingers, warehousemen;

13.          ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;

14.          all forms of engineering;

15.          farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;

16.            acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;

17.            buying, selling, hiring, letting and dealing in conveyances of any sort;

18.            employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, directors, engineers and experts or specialists of any kind;

19.            to acquire by purchase or otherwise and hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated; and

20.            to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.

7.             Powers of the Company

1.             The Company shall, pursuant to Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

2.             The Company shall, pursuant to Section 42A of the Companies Act 1981, have the power to purchase its own shares.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof

/s/	/s/ Rosana S. Vieira

/s/	/s/ Rosana S. Vieira

/s/	/s/ Rosana S. Vieira

(Subscribers)	(Witnesses)

SUBSCRIBED this 30th day of January, 2004.